Exhibit 99.1

Investor Contact:	Nancy Christal Senior Vice President Investor Relations (914) 722-4704	Media Contact:	Eileen H. Boone Senior Vice President Corporate Communications & Community Relations (401) 770-4561

FOR IMMEDIATE RELEASE

CVS Caremark Corporation Announces Cash Tender Offers

for its 6.60% Senior Notes due 2019 (CUSIP NO. 126650 BN 9), 6.125% Senior Notes due 2016 (CUSIP NO. 126650 BE 9) and 5.750% Senior Notes due 2017 (CUSIP NO. 126650 BH 2)

WOONSOCKET, RI, November 26, 2012 – CVS Caremark Corporation (NYSE:CVS) announced today that it has commenced cash tender offers (the “Tender Offers”) for (1) any and all of the 6.60% Senior Notes due 2019 (the “Any and All Notes”) and (2) up to a maximum amount of the 6.125% Senior Notes due 2016 and 5.750% Senior Notes due 2017 (collectively, the “Maximum Tender Offer Notes” and together with the Any and All Notes, the “Notes”) such that the aggregate principal amount of the Maximum Tender Offer Notes tendered and accepted for purchase is equal to $1,000,000,000 less the aggregate principal amount of the Any and All Notes tendered and accepted for purchase. The purpose of the Tender Offers is to refinance a portion of CVS Caremark’s outstanding indebtedness.

“This tender offer allows us to take advantage of the current favorable interest rate environment”, said Dave Denton, Executive Vice President and Chief Financial Officer. “We expect to record a one-time expense in the fourth quarter of 2012 related to the tender. We also expect to extend a portion of our debt at lower rates, which will reduce our interest expense going forward.”

Notes validly tendered and not withdrawn at or prior to 5:00 p.m., New York City time, on December 7, 2012 (the “Early Tender Date”) will be eligible to receive the applicable Total Consideration (as defined in the Offer to Purchase), which includes the applicable Early Tender Payment (as defined in the Offer to Purchase). CVS Caremark will make a cash payment to each holder of the Notes of the applicable Total Consideration (calculated in accordance with the Offer to Purchase) based on the yield to maturity of the U.S. Treasury reference securities specified in the table below (the “UST Reference Security”) plus a fixed spread, for the Notes validly tendered on or prior to the Early Tender Date, and accepted for purchase, each as more fully described in the Offer to Purchase dated November 26, 2012 (the “Offer to Purchase”) and related Letter of Transmittal.

Notes validly tendered after the Early Tender Date but at or prior to 11:59 p.m., New York City time, on December 21, 2011 (the “Expiration Date”) will be eligible to receive the applicable tender offer consideration (“Tender Offer Consideration”), namely the applicable Total Consideration minus the applicable Early Tender Payment specified in the table below.

Holders who tender their Notes at or prior to 5:00 p.m., New York City time, on December 7, 2012 (such date and time, as it may be extended, the “Withdrawal Deadline”) may withdraw such tendered Notes at any time on or prior to the Withdrawal Deadline. Following the Withdrawal Deadline, holders who have tendered their Notes (whether before, on or after the Withdrawal Deadline) may not withdraw such Notes unless we are required to extend withdrawal rights under applicable law. Acceptance of tendered Notes may be subject to priority and proration as described in the Offer to Purchase. CVS Caremark reserves the right, but is not obligated, to increase the Maximum Tender Offer Amount without extending withdrawal rights, subject to compliance with applicable law.

In addition to the Total Consideration or Tender Offer Consideration, as applicable, Holders of Notes accepted for purchase will receive accrued and unpaid interest on those Notes from the last interest payment date with respect to those Notes to, but not including, the Early Settlement Date (as defined in the Offer to Purchase) or the Final Settlement Date (as defined in the Offer to Purchase), as applicable.

Title of Notes	CUSIP Number	Principal Amount Outstanding	Acceptance Priority Level	UST Reference Security	Bloomberg Reference Page	Fixed Spread (bps)	Early Tender Payment(1)	Hypothetical Total Consideration(1)(2)

Any and All Notes:
6.60% Senior Notes due 2019	126650BN9	$1,000,000,000	1	1.625% U.S. Treasury Notes due 11/15/2022	BBT	-15.0	$30	$1,301.02

Maximum Tender Offer Notes:
6.125% Senior Notes due 2016	126650BE9	$700,000,000	2	0.750% U.S. Treasury Notes due 10/31/2017	BBT	10.0	$30	$1,191.16
5.750% Senior Notes due 2017	126650BH2	$1,750,000,000	3	0.750% U.S. Treasury Notes due 10/31/2017	BBT	25.0	$30	$1,208.63

(1)	Per $1,000 principal amount of Notes tendered and accepted for purchase.
(2)	Based on the Reference Yield of the UST Reference Security as of 2:00 p.m., New York City time on November 21, 2012 and the applicable expected Settlement Date (as defined in the Offer to Purchase), and excludes accrued and unpaid interest. The hypothetical Total Consideration should be used solely for the purpose of obtaining an understanding of the calculation of the Total Consideration, as quoted at hypothetical rates and times, and should not be used or relied upon for any other purpose.

The Tender Offers are conditioned upon certain conditions described in the Offer to Purchase, including a Financing Condition (as defined in the Offer to Purchase). CVS Caremark expressly reserves the right, in its sole discretion, subject to applicable law, to terminate the Tender Offers at any time prior to the Expiration Date. The Tender Offers are not conditioned on any minimum principal amount of Notes being tendered.

CVS Caremark has retained Barclays Capital Inc. and U.S. Bancorp Investments, Inc. to act as Dealer Managers for the Tender Offers. D.F. King & Co., Inc. has been retained to act as the tender and information agent for the Tender Offers. For additional information regarding the terms of the Tender Offers, please contact the Dealer Managers at Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect) or at U.S. Bancorp Investments, Inc. at (877) 558-2607 (toll-free) or (612) 336-7604 (collect). Requests for documents and questions regarding the tendering of Notes may be directed to D.F. King & Co., Inc. at (212) 269-5550 (for banks and brokers only) or (800) 949-2583 (for all others toll-free).

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal made available to holders of the Notes. None of CVS Caremark, the Dealer Managers, the Tender Agent, the Information Agent or their respective affiliates is making any recommendation as to whether or not holders should tender all or any portion of their Notes in the Tender Offers. Holders are urged to evaluate carefully all information in the Offer to Purchase and the related Letter of Transmittal, consult their own investment and tax advisers and make their own decisions whether to tender Notes, and, if so, the principal amount of Notes to tender.

About the Company:

CVS Caremark is dedicated to helping people on their path to better health as the largest integrated pharmacy company in the United States. Through the Company’s more than 7,400 CVS/pharmacy® stores; its leading pharmacy benefit manager serving more than 60 million plan members; and its retail health clinic system, the largest in the nation with approximately 600 MinuteClinic® locations, it is a market leader in mail order, retail and specialty pharmacy, retail clinics, and Medicare Part D Prescription Drug Plans. As a pharmacy innovation company with an unmatched breadth of capabilities, CVS Caremark continually strives to improve health and lower costs by developing new approaches such as its unique Pharmacy Advisor® program that helps people with chronic diseases such as diabetes obtain and stay on their medications. Find more information about how CVS Caremark is reinventing pharmacy for better health at http://info.cvscaremark.com.

Forward-looking Statements:

This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2011 and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q.

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